UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

On March 13, 2018, the following Notice of Adjourned Annual Meeting of Stockholders was provided by QUALCOMM Incorporated to its stockholders.

5775 Morehouse Drive

San Diego, California 92121-1714

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting of Stockholders To Be Reconvened On March 23, 2018

To the Stockholders of QUALCOMM Incorporated:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (Annual Meeting) of QUALCOMM Incorporated, a Delaware corporation (Qualcomm), which was convened on March 6, 2018 and immediately thereafter adjourned to April 5, 2018, will now reconvene on Friday, March 23, 2018 at 8:00 a.m. Pacific Time at the Irwin M. Jacobs Qualcomm Hall, 5775 Morehouse Drive, San Diego, California 92121.

The meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders, dated January 9, 2018 (the Original Notice). For more information on the business to be transacted at the Annual Meeting, stockholders are strongly encouraged to read the definitive proxy statement filed by Qualcomm with the U.S. Securities and Exchange Commission (SEC) on January 5, 2018.

As set forth in the Original Notice, the Board of Directors has fixed the close of business on January 8, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. As a result, the record date remains the same for the adjourned Annual Meeting. If you have already voted, you do not need to vote again, unless you want to change your vote.

This notice is being sent pursuant to an Order issued by the President of the United States of America, dated March 12, 2018 (Presidential Order). The Presidential Order requires that this notice be provided to stockholders as soon as possible and that the Annual Meeting be held no later than 10 days following the date of this notice.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible—by telephone or by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope previously provided. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you may vote in person at the Annual Meeting only if you obtain a legal proxy from such bank, broker or other holder of record.

Donald J. Rosenberg
San Diego, California	Executive Vice President,
March 13, 2018	General Counsel and Corporate Secretary

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Stockholders may call:

Toll-free (877) 456-3442 (from the U.S. and Canada)

or

(412) 232-3651 (from other locations)

(Banks and brokers may call collect: (212) 750-5833)

ADDITIONAL INFORMATION

Qualcomm has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the Annual Meeting.  QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.  Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the Annual Meeting.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.